August 29, 2006

Open Energy Corporation
514 Via de la Valle, Suite 200
Solana Beach, CA 92075

Re:	Open Energy Corporation, a Nevada Corporation

      Registration Statement on Form SB-2
80,000,891 Shares of Common stock

Ladies and Gentlemen:

As outside counsel to Open Energy Corporation, a Nevada corporation (the “Company”), we are rendering this opinion in connection with the registration by the Company of an aggregate of 80,000,891 shares of common stock of the Company (the “Shares”), representing a maximum of 9,000,516 shares of common stock issuable upon conversion of 0% Subordinated Mandatory Convertible Debentures, 44,117,647 shares of common stock issuable upon conversion of 5% Secured Convertible Debentures, and 15,604,261 shares of common stock issuable upon exercise of warrants issued to Selling Stockholders as defined in the Company’s prospectus, on various dates, and 11,278,467 shares of common stock issuable pursuant to certain employment and consulting arrangements, and the proposed issuance of the Shares under the above-referenced registration statement (the “Registration Statement”).

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We are opining herein as to the effect on the subject transaction only of the laws of the State of Nevada, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefore in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.”

Sincerely, /s/ Kummer Kaempfer Bonner & Renshaw